Exhibit 99.1

Covetrus Appoints New Chief Accounting Officer
Drew Coxhead brings deep accounting experience to support Covetrus’ transformation

PORTLAND, Maine (July 22, 2021) –– Covetrus® (NASDAQ: CVET), a global leader in animal-health technology and services, announced today that Drew Coxhead will be appointed as vice president, corporate controller and chief accounting officer effective August 16, 2021. In this role, Mr. Coxhead will be responsible for Covetrus’ global accounting function, filings with the Securities and Exchange Commission and financial reporting systems. Mr. Coxhead will replace Laura Phillips, who announced in April her intent to retire from Covetrus on August 15, 2021.

“We’re excited to welcome Drew to Covetrus. His track record in building and driving high-performing teams and his deep background in accounting and financial management in complex environments will complement our existing leadership well,” said Matthew Foulston, Covetrus executive vice president and chief financial officer. “I look forward to working with him as we continue to drive our transformation and advance our strategic growth objectives in the years ahead.”

Mr. Coxhead previously served as senior vice president, chief accounting officer at RR Donnelly and chief financial officer and treasurer at its spin-off LSC Communications. He brings to Covetrus extensive financial and strategic leadership which will further build out the company’s financial capabilities and support for its growth initiatives. Mr. Coxhead holds an MBA from the University of Chicago Booth School of Business, and a Bachelor of Science from the University of Illinois, Urbana.

About Covetrus

Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our plans, objectives, expectations, and intentions. Such statements are subject to numerous risks and uncertainties. Factors that could adversely affect our business and prospects are set forth in our public filings with the Securities and Exchange Commission. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact:
Nicholas Jansen
nicholas.jansen@covetrus.com
(207) 550-8106

Media Contact:
Meghann Johnson, Current PR
mjohnson2@currentglobal.com
(248) 203-8978
(717) 385-4896

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